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                                                                   EXHIBIT 10.11


                          SPECTRATEK TECHNOLOGIES, INC.

                                 PROMISSORY NOTE


      For value received, SPECTRATEK TECHNOLOGIES, INC., a California corporation ("Borrower"), hereby promises to pay to the order of ____________, an individual (the "Lender"), the principal amount equal to _____% of the Undistributed S Corporation Earnings as defined below. The principal sum due hereunder shall bear simple interest from the closing date of the Borrower's initial public offering (the "IPO Closing Date"), until maturity, at five and one-half percent (5.5%) per annum. Interest shall accrue annually on the unpaid principal balance. Unpaid principal and accrued interest shall be payable in their entirety on April 1, 1998. Nothing in this Note shall require the Borrower to pay interest at a rate in excess of the maximum rate permitted by applicable law. For purposes of this Note, the term "Undistributed S Corporation Earnings" shall mean the Lender's accumulated adjustment account, determined in accordance with applicable accounting methods pursuant to the Internal Revenue Code of 1986, from January 1, 1997 through the IPO Closing Date.

      The principal amount of this Promissory Note (the "Note") and all interest payments hereunder shall be payable to the Lender hereof in lawful money of the United States of America, at the Borrower's principal place of business, 5405 Jandy Place, Los Angeles, California 90066, or at such place as the Lender may from time to time, in writing direct. All payments received hereunder shall be applied first to accrued but unpaid interest and then to outstanding principal.

      If the Borrower shall not pay, when due, the principal amount hereof and all interest due hereunder, and such nonpayment shall have continued for ten
(10) business days after written notice thereof to Borrower, then Lender, in addition to any other remedies available at law or in equity, may declare due and payable the entire principal amount outstanding under the Note, together with accrued interest thereon. Any amount hereunder (whether principal, interest or both) which is not paid when due shall bear interest at the highest rate permitted by law.

      The entire unpaid principal amount of the Note, together with accrued interest thereon, shall become payable on demand in the event of insolvency, appointment of a receiver for any part of the property of Borrower, or a general assignment for the benefit of creditors of Borrower, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

      If this Note is not paid when due, whether at maturity or by acceleration, the Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, and all costs and expenses incurred by the holder hereof, on account of any such collection.


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      No delay or omission of Lender to exercise his rights under this Note shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of any default shall be construed, taken or held to be a waiver of any other default, or waiver, acquiescence in, or consent to, any further or succeeding default of the same nature.

      Borrower shall have the right to prepay this Note in whole or in part, at any time, without penalty, together with interest accrued on this Note at the time of such prepayment by Borrower. The obligation evidenced by this Note has been made, and the Note has been delivered, in Los Angeles, California, and shall be governed by and construed in accordance with the laws of the State of California.


Dated: October 1, 1997                  LENDER:



                                        ________________________________________




Dated: October 1, 1997                  BORROWER:

                                        SPECTRATEK TECHNOLOGIES, INC.



                                        By:_____________________________________
                                             Michael Foster,
                                             Chairman of the Board
                                             and Chief Technology Officer


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